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                                                                   EXHIBIT 10.39



                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT (the "Agreement") is entered into as of February 8, 2002, by and between RADIANCE MEDICAL SYSTEMS, INC., a Delaware corporation (the "Lender"), and ENDOLOGIX, INC., a Delaware corporation (the "Borrower").

                                 R E C I T A L S

        WHEREAS, concurrently herewith, Lender and Borrower are entering into an Agreement and Plan of Merger (the "Merger Agreement") and related agreements pursuant to which a subsidiary of Lender will be merged with and into Borrower (the "Merger");

        WHEREAS, in connection with the Merger Agreement, Borrower desires that Lender, in the event the Merger is not consummated, lend to Borrower up to an aggregate of $3,000,000, subject to the terms and conditions below;

        WHEREAS, Lender is willing to lend to Borrower up to an aggregate of $3,000,000, subject to the terms and conditions below, in the event the Merger is not consummated;

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows.

                                   ARTICLE 1.
                         DEFINITIONS AND INTERPRETATION

Section 1.1. Defined Terms. The following definitions are in addition to those stated elsewhere in this Agreement:

"Business Day" means any day except a Saturday, Sunday, or other day on which banks in California are generally not open for business.

"Expiration Date" shall mean the earlier of (i) October 1, 2003, (ii) the date on which Borrower completes any equity or convertible debt financing resulting in proceeds of $10 million, or (iii) the date on which Borrower closes a transaction involving a merger or consolidation in which Borrower is not the surviving entity, or closes a transaction involving the sale of all or substantially all of its assets.

"Intellectual Property" means (a) present and future, foreign and domestic, patents, patent applications (including provisional applications), patent extensions, certificates of invention and applications for certificates of invention, together with any divisions, continuations or continuations-in-part owned by, or licensed to Borrower, with the right to sublicense, as of the date hereof and developed during the term of this Agreement, (b) registered trademarks, applications to register trademarks, intent to use applications or other registrations related to trade identity and trademarks, (c) mask work registrations and applications to register mask works, (d) all Web addresses, sites and domain names, (e) present and future inventions, trade secrets, copyrights, data, regulatory submissions, know-how, proprietary information or processes, licenses, tangible embodiments or other intellectual property of any kind necessary or useful in Borrower's business and all confidential technical information in the possession

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of Borrower as of the date hereof and developed during the term of this
Agreement necessary or useful in Borrower's business, and (f) all proceeds of the foregoing (for purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Intellectual Property or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto).

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable law of any jurisdiction with respect to any Intellectual Property.

"Loan" any Loan made by Lender to Borrower pursuant to Article 2 herein.

"Loan Documents" means this Agreement, all Notes, the Security Agreement and the other instruments and documents contemplated thereby, but excluding the Merger Agreement with the exception of the representations and warranties incorporated herein by Article 3 of the Loan Agreement.

"Note" means each Secured Promissory Note issued by Borrower in favor of Lender, in substantially the form attached hereto as Exhibit B, evidencing a Loan from Lender to Borrower hereunder.

"Security Agreement" means the Security Agreement, dated as of even date herewith, in the form attached hereto as Exhibit C.

"Subsidiary" means any corporation or entity fifty percent (50%) or more of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at any applicable time owned, directly or indirectly, by Borrower and/or one or more Subsidiaries of Borrower.

"Transaction Documents" shall mean the Merger Agreement, the Loan Documents and the agreements, certificates and other documents contemplated thereby.

Section 1.2. Interpretation.

               (a) Any defined term used in the plural in any Loan Document shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.

               (b) Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, United States generally accepted accounting principles applied on a consistent basis.



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               (c) All exhibits to this Agreement, as now existing and as the same may from time to time be modified, are incorporated herein by this reference.

               (d) Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be supplemented, modified, amended, restated or extended. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same Section in which the reference appears.

               (e) The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" mean "including (include) without limitation." The requirement that any party "deliver" any item to another party shall be construed to require that the first party "deliver or cause to be delivered" such item to the second party. The term "any," as a modifier to any noun, shall be construed to mean "any and/or all" preceding the same noun in the plural. The terms "modify" and "modification," when used with reference to any document or obligation, include amendments, supplements, renewals, extensions, waivers, terminations and other modifications of every kind. The terms "law" and "laws," unless otherwise modified, mean, collectively, all federal, state and local laws, rules, regulations, codes and administrative and judicial precedents. The terms "herein," "hereunder" and other similar compounds of the word "here" refer to the entire document in which the term appears and not to any particular provision or section of the document.

               (f) Article and section headings are included in the Loan Documents for convenience of reference only and shall not be used in construing the Loan Documents.

               (g) This Section 1.2 shall apply to all of the Loan Documents.


                                   ARTICLE 2.
                                    THE LOAN

Section 2.1. Loan. In the event that the Merger is not consummated by July 1, 2002, and subject to and upon the terms and conditions set forth herein, Lender agrees to make Loans to Borrower in increments of $500,000 on any date prior to the Expiration Date; provided, however, that the aggregate principal amount of Loans outstanding hereunder shall at no time exceed $3,000,000, and provided further that Lender shall not be required to make more than one Loan to Borrower hereunder in any one month period. Loans repaid may not be re-borrowed.

Section 2.2. Loan Request Notice. Whenever Borrower desires a Loan hereunder it shall give Lender at least ten (10) Business Days' prior written notice in the form attached hereto as Exhibit A (each a "Loan Request Notice"). The Loan Request Notice shall specify the date on which the Loan is requested to be made (which shall be a Business Day), and shall certify that as of the date of the Loan Request Notice, and as of the date the Loan is requested to be made, the representations and warranties referenced in Article 3 of this Agreement are true and correct and that no Event of Default has occurred or is occurring or would result from the Loan requested or the application of the proceeds thereof.



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Section 2.3. Note. Borrower shall execute and deliver to Lender a Note evidencing each Loan in the form attached hereto as Exhibit B.

Section 2.4. Repayment. All amounts of principal and accrued interest under each Note shall be due and payable on the Expiration Date.

Section 2.5. Prepayment. Borrower may prepay any Loan or any interest thereon at any time without premium or penalty.

Section 2.6. Interest.

               (a) Each Loan shall bear interest at the rate of 10% per annum.

               (b) Interest shall be computed on the basis of the actual number of days during which the Loan is outstanding divided by 365 which shall for interest computation purposes be considered one (1) year.


                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

        Borrower hereby makes to Lender the representations and warranties made to Lender in Sections 3.1, 3.2, 3.4(a), 3.5 (except that that the term "Agreement" as used therein shall refer to this Agreement), and 3.6-3.20 of the Merger Agreement, as though set forth herein, including the references to the disclosure schedules and the documents referred to therein. In addition, Borrower makes the following representations and warranties:

Section 3.1. Authority. Borrower has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Borrower and the consummation by Borrower of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Borrower, and no other corporate proceedings on the part of Borrower are necessary to authorize the execution, delivery and performance of this Agreement by Borrower and the consummation by Borrower of the transactions contemplated hereby. This Agreement constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        All of the representations and warranties in this Article 3, whether incorporated by reference or set forth herein, shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, satisfaction and discharge of all obligations of Borrower to Lender under this Agreement or any of the Loan Documents.



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                                   ARTICLE 4.
                              CONDITIONS PRECEDENT

Section 4.1. Conditions to Making of the Loan. The obligation of Lender to make any Loan to Borrower is subject to the fulfillment to Lender's reasonable satisfaction of all of the following conditions:

               (a) Approval of Lender Counsel. All legal matters incidental to the making of any Loan by Lender shall be reasonably satisfactory to Lender's counsel.

               (b) Documentation. Lender shall have received, in form and substance reasonably satisfactory to Lender, each of the following, duly executed:

                      (i) this Agreement;

                      (ii) a Loan Request Notice in the form of Exhibit A;

                      (iii) a Note in the form of Exhibit B evidencing such Loan;

                      (iv) the Security Agreement in the form of Exhibit C;

                      (v) with respect to Borrower, such documentation as Lender may reasonably require to establish its due organization, valid existence, good standing and qualification to engage in business in each jurisdiction in which it is engaged in business, or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, and the identity, authority and capacity of each responsible official thereof authorized to act on its behalf, including certified copies of corporate charters and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualifications to engage in business, certified corporate resolutions, incumbency certificates, certificates of responsible officials, and the like; provided copies of charters, bylaws, resolutions, and incumbency certificates need only to be provided prior to the initial Loan hereunder and in the event of any material changes to such documents are subsequently made.

                      (vi) such other certificates, documents, instruments and consents as Lender may reasonably require.

               (c) Financial Condition. There shall have been no material adverse change, as reasonably determined by Lender in good faith, in the financial condition or business of Borrower, nor any material decline, as reasonably determined by Lender in good faith, in the validity of Borrower's Intellectual Property or market value of any other material assets of Borrower.

               (d) No Event of Default. No Event of Default (defined in Article 7 below), and no event or act which with the giving of notice or the passage of time or both would constitute an Event of Default, shall have occurred hereunder.

               (e) Perfection of Security Interest. Lender shall have perfected a valid, first-priority security interest in all of Borrower's Intellectual Property.



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                                   ARTICLE 5.
                              AFFIRMATIVE COVENANTS

        Borrower covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing, which consent will not be unreasonably withheld or delayed:

Section 5.1. Compliance and Maintenance of Corporate Existence. Maintain its corporate existence and observe and comply in all material respects with all material laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets, and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business.

Section 5.2. Property Maintenance and Insurance. Maintain in all material respects its properties in good repair, working order and condition as required for the normal conduct of its business, ordinary wear and tear excepted, and shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as is customary in Borrower's industry.

Section 5.3. Tax. Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or its properties on or prior to the time when they become due; provided, that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with U.S. generally accepted accounting principles.

Section 5.4. Maintenance of Books and Records. Borrower shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with U.S. generally accepted accounting principles consistently applied and applicable law.

Section 5.5. No Impairment. Borrower will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Borrower.

Section 5.6. Further Assurance. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

Section 5.7. Financial Statements. Provide to Lender all of the following, in form and detail reasonably satisfactory to Lender:



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        (a) as soon as available, but in no event later than 120 days after and as of the end of each fiscal year, the (i) consolidated balance sheet of Borrower and its subsidiaries as of the end of such fiscal year and the consolidated statements of income, stockholders' equity and cash flows of Borrower and its subsidiaries for such fiscal year, and (ii) consolidating balance sheets and statements of income and cash flows, in each case as at the end of and for such fiscal year, all in reasonable detail, and presented in a manner comparing such financial statements to corresponding figures from the preceding annual financial statements, and certified by an authorized financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its subsidiaries in accordance with U.S. generally accepted accounting principles, consistently applied, as at such date and for such periods;

        (b) as soon as available, but in no event later than 45 days after and as of the end of each fiscal quarter, the (i) consolidated balance sheet of Borrower and its subsidiaries as at the end of such fiscal quarter and the consolidated statements of income, stockholders' equity and cash flows of Borrower and its subsidiaries for the period from the beginning of the fiscal year to the end of such fiscal quarter, and (ii) if prepared by Borrower, the consolidating balance sheets and statements of income and cash flows of Borrower and its subsidiaries as at the end of such fiscal quarter, all in reasonable detail, and presented in a manner comparing such figures for the corresponding period in the preceding fiscal year, and certified by an authorized financial officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its subsidiaries in accordance with U.S. generally accepted accounting principles, consistently applied, as at such date and for such periods, subject only to normal year-end-accruals and audit adjustments;

        (c) if prepared by Borrower, promptly after such documents are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower; and

        (d) from time to time such other information as Lender may reasonably request.

Section 5.8. Litigation. Promptly give notice in writing to Lender of any litigation pending against Borrower with a claim in excess of $250,000 for which insurance is not available.

Section 5.9. Notices to Lender. Promptly (but in no event more than ten (10) business days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; or (c) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000.



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                                   ARTICLE 6.
                               NEGATIVE COVENANTS

        Borrower further covenants that so long as any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not, and will not allow any of its subsidiaries to, do any of the following without Lender's prior written consent.

Section 6.1. Other Indebtedness. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, direct or contingent, liquidated or unliquidated, joint or several, unless expressly subordinated to each Loan hereunder in a writing acceptable to Lender (which acceptance shall not be unreasonably withheld or delayed), except (a) the liabilities of Borrower to Lender; (b) any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof; (c) indebtedness to trade creditors incurred in the ordinary course of business; (d) indebtedness secured by liens permitted hereunder; (e) extensions; refinancings, modifications, amendments and restatements of any items permitted herein, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrowers or its Subsidiaries, as the case may be; (f) indebtedness of Borrower to any wholly-owned Subsidiary and indebtedness of any wholly-owned Subsidiary to any other wholly-owned Subsidiary; (g) accrued dividends on Borrower's stock; (h) indebtedness that is part of a financing transaction the proceeds of which will be used to pay off this Loan in its entirety at the closing of such financing transaction; and (i) other indebtedness not exceeding $250,000 in aggregate outstanding at any one time.

Section 6.2. Guaranties. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except as in existence as of, and disclosed to Lender prior to, the date hereof, unless expressly subordinated to each Loan hereunder in a writing acceptable to Lender (which acceptance shall not be unreasonably withheld or delayed).

Section 6.3. Liens. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of its Intellectual Property, except (a) pursuant to the Loan Documents; (b) which is existing as of, and disclosed to Lender in writing prior to, the date hereof; (c) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books; (d) purchase money liens (i) on equipment being acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the equipment for use in the ordinary course of business or (ii) existing on equipment for use in the ordinary course of business when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment;
(e) licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor under license or sublicense,
(f) leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property; (g) liens arising from judgments, decrees and attachments not constituting an Event of Default; (h) liens in favor of



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financial institutions arising in connection with Borrower's deposit accounts held at such institutions; (i) liens in connection with equipment leases for equipment for use in the ordinary course of business; (j) liens securing claims or demand of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required; (k) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws; (l) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or goods;
(m) liens in connection with debt subordinated to the interest of Lender in the Collateral (as defined in the Security Agreement) in a writing acceptable to Lender (which acceptance shall not be unreasonably withheld or delayed); (n) liens incurred in the extension, renewal or refinancing of the indebtedness secured by the liens described above (provided such liens do not increase the scope of such lienor's interest in the assets of Borrower); and (o) other liens not described above arising in the ordinary course of business and not having, individually or in the aggregate, a material adverse interest in Lender's interests in the assets of Borrower.

Section 6.4. Dividends and Distributions. Declare or pay any dividend or distribution either in cash, stock or any other property, on Borrower's stock now or hereafter outstanding, except for (a) dividends paid by a Subsidiary of Borrower to Borrower, (b) dividends payable solely in the capital stock of Borrower, in either case made in compliance with applicable law, (c) repurchases of stock from former employees and directors of Borrower under the terms of applicable stock purchase agreements.

Section 6.5. Change in Business; Transfer of Assets. Make any substantial change in the nature of its business as conducted as of the date hereof; or sell, lease, transfer or otherwise dispose of all or a substantial or material portion of its assets except in the ordinary course of its business.

                                   ARTICLE 7.
                                EVENTS OF DEFAULT

Section 7.1. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement.

               (a) Payment. The Borrower shall fail to pay within ten (10) days of the date due, any principal, interest, fees or other amounts payable under any of the Loan Documents.

               (b) Breaches of Other Covenants. The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or in any of the Loan Documents, and: (i) such failure shall continue for twenty (20) days following the receipt of written notice from Lender of such default (the "Default Notice"); or (ii) if such failure is not curable within such twenty (20) day period but is reasonably capable of cure within thirty (30) days from the Default Notice, either (x) Borrower shall not have commenced a cure in a manner reasonably satisfactory to Lender within the initial twenty (20) day period from the Default Notice or (y) the failure continues for the entire thirty (30) day period.



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               (c) Representations and Warranties. Any representation, warranty, certificate, or other written statement made or furnished by Borrower to Lender in writing signed by an officer of the Company in connection with this Agreement, or as an inducement to Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished.

               (d) Voluntary Bankruptcy or Insolvency Proceedings. The Borrower shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its creditors; (iv) be dissolved or liquidated in full or in part; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take any action for the purpose of effecting any of the foregoing.

               (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

               (f) Judgments. A final judgment or order for the payment of money in excess of $1,000,000 (exclusive of amounts covered by insurance) shall be rendered against Borrower and the same shall remain unpaid for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

Section 7.2. Remedies. Upon the occurrence or existence and continuance of any Event of Default (other than an Event of Default referred to in Sections 7.1(d) or (e) above) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Borrower, declare all outstanding obligations payable by Borrower under the Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Immediately upon the occurrence or existence of any Event of Default described in Sections 7.1(d) or (e) above, all outstanding obligations payable by Borrower under the Loan Documents automatically shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence and continuance of any Event of Default, Lender may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.



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                                   ARTICLE 8.
                                  MISCELLANEOUS

Section 8.1. No Waiver. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

Section 8.2. Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

                             Borrower:

                             Endologix, Inc.
                             13700 Alton Parkway, Suite 160
                             Irvine, California 92618
                             Attention: Franklin D. Brown
                             Fax: (949) 830-4463

                             with a copy to:

                             Rutan & Tucker, LLP
                             611 Anton Blvd., Suite 1400
                             Costa Mesa, California 92626-1998
                             Attention: Vicki Dallas, Esq.
                             Fax: (714) 546-9035

                             Lender:

                             Radiance Medical Systems, Inc.
                             13900 Alton Parkway, Suite 122
                             Irvine, California 92618
                             Attention: Jeffrey H. Thiel
                             Fax: (949) 457- 9561

                             with a copy to:

                             Stradling Yocca Carlson & Rauth
                             660 Newport Center Drive, Suite 1600
                             Newport Beach California 92660
                             Attention: Lawrence B. Cohn, Esq.
                             Fax: (949) 725-4100
or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

Section 8.3. Costs, Expenses and Attorneys' Fees. Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with (a) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents; and (b) the prosecution or defense of any action in any way related to any of the Loan Documents, including any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

Section 8.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. Borrower may not assign or transfer its interest hereunder without Lender's written consent. Lender may assign or transfer its interest hereunder without the consent of Borrower.

Section 8.5. Entire Agreement; Amendment. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to the Loans and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

Section 8.6. No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

Section 8.7. Time of the Essence. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

Section 8.8. Usury Savings Clause; Severability.

               (a) Borrower and Lender intend to contract in compliance with all applicable usury laws governing any Loans made hereunder. Borrower and Lender agree that none of the terms of this Agreement or any Note shall be construed as a contract for, or requirement to pay interest at a rate in excess of, the maximum interest rate allowed by any applicable usury laws. If Lender receives sums which constitute interest that would otherwise increase the effective interest rate on any Loan to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Lender's option either be credited to the payment of principal or returned to Borrower. The provisions of this paragraph control the other provisions of this Agreement, each Note and any other agreement between Borrower and Lender.

               (b) In addition and without duplication, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

Section 8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

Section 8.10. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

Section 8.11. Indemnity by Borrower. Borrower agrees to indemnify, save and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively, the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (collectively, a "Claim") that are asserted against any Indemnitee if the Claim arises out of or relates to the relationship between Borrower and Lender under any of the Loan Documents or the transactions contemplated thereby; (b) any and all administrative or investigative proceedings by any governmental agency or authority arising out of or related to any claim, demand, action or cause of action described in clause (a) above; and
(c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any of the foregoing; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own or its employees' or agents' gross negligence or willful misconduct; and provided, further, that Lender shall not be entitled to indemnification for Claims asserted by stockholders of Lender in a derivative action. Each Indemnitee is authorized to employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action, cause of action or administrative or investigative proceeding covered by this Section; provided that the Indemnitees as a group may retain only one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, conflict on any significant issue between the positions of any two or more Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this Section shall be and hereby is covered and secured by the Loan Documents and shall survive the expiration or termination of this Agreement and the repayment of the Loan and the payment and performance of all other obligations owed to Lender.

Section 8.12. Further Assurances. Borrower shall, at its expense and without expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

Section 8.13. Conflicting Provisions. The provisions of this Agreement are not intended to supersede the provisions of the other Loan Documents but shall be construed as supplemental thereto. However, in the event of any actual irreconcilable conflict between the provisions hereof and any provisions of the other Loan Documents, it is intended that the provisions of this Agreement shall control; provided that the inclusion of provisions in such other Loan Documents which are not addressed in this Agreement shall not be deemed a conflict with this Agreement. The foregoing shall apply with respect to all Loan Documents, whether executed and delivered by Borrower or by any third-party.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


BORROWER:                                    LENDER:
ENDOLOGIX, INC.                              RADIANCE MEDICAL SYSTEMS, INC.



-----------------------------------          -----------------------------------
By:     Franklin D. Brown                    By:     Jeffrey H. Thiel
Its:    Chief Executive Officer              Its:    Chief Executive Officer

                                    EXHIBIT A

LOAN REQUEST NOTICE

Radiance Medical Systems, Inc.                                            [Date]
13900 Alton Parkway, Suite 122
Irvine, California 92618

Attention: Jeffrey H. Thiel

        The undersigned, Endologix, Inc., refers to the Loan Agreement dated as of ___________, 2002 between the undersigned and Radiance Medical Systems, Inc. (as amended from time to time, the "Loan Agreement," the terms defined therein being used herein as therein defined). Notice is hereby given by the undersigned, irrevocably, pursuant to Section 2.2 of the Loan Agreement, that the undersigned hereby requests a Loan under the Loan Agreement, and in that connection sets forth below the information relating to such Loan as required by Sections 2.2 and 4 of the Loan Agreement:

        (i)    The Business Day of the Loan requested herein is ____________,
               2002.

        (ii)   The aggregate principal amount of the requested Loan is $500,000.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true and correct on the date of the Loan requested herein:

               (A) the representations and warranties referenced in Section 3 of the Loan Agreement are true and correct; and

               (B) no Event of Default has occurred and is continuing, or would result from such Loan or from the application of the proceeds thereof.

                                             Very truly yours,

                                             Endologix, Inc.


                                             By:
                                                --------------------------------
                                             Title:

                                    EXHIBIT B

                                      NOTE

                             [submitted separately]

                                    EXHIBIT C

                               SECURITY AGREEMENT

                             [submitted separately]